Exhibit 10.2

EXHIBIT A to CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL

GENERAL RELEASE OF ALL CLAIMS

CONFIDENTIAL ESCROW AGREEMENT

This CONFIDENTIAL ESCROW AGREEMENT (the “Agreement”) has an effective date of August 18 2010, and is entered by and among Robert Hoult (“Hoult”), Banks.com, Inc. (“Banks.com”), and Deutsche Bank National Trust Company (“DBNTC” or “Escrow Agent”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Appointment of Escrow Agent. Hoult and Banks.com hereby appoint Deutsche Bank National Trust Company as Escrow Agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment. Hoult shall deliver to the Escrow Agent a copy of his driver’s license and executed W-9 form when he provides his executed copy of this Agreement, and Banks.com,shall deliver to the Escrow Agent a copy of its executed W-9 form when it provides its executed copy of this Agreement. Hoult’s current email address is houltr@gmail.com and Banks.com’s current email address, through its President and Chief Executive Officer, Daniel O’Donnell (“O’Donnell”), is dodonnell@banks.com.

Section 2. Deposit of the Escrow Property. Within one (1) business day of the execution of this Agreement by all parties hereto, Hoult shall cause to be deposited with the Escrow Agent 622,673 shares of common stock of Banks.com, Inc., which shall be held (and ultimately transferred) by the Escrow Agent upon the terms and conditions hereinafter set forth. The Hoult Shares are also collectively referred to herein as the “Escrow Property.” The Escrow Agent shall have no duty to solicit the Escrow Property.

Section 3. Distribution of Escrow Property. The Escrow Agent shall hold the Escrow Property in its possession until a transfer is appropriate in accordance with the following terms and escrow instructions:

The Hoult Shares are to be held in escrow by the Escrow Agent. Only upon receipt by the Escrow Agent of copies of both 1) a file-stamped order of the San Francisco County Superior Court entering the dismissal with prejudice as to Hoult of Case No. CGC-10-497625 (the “Derivative Action”), and 2) a file-stamped order of the U.S. District Court for the Northern District of California entering the dismissal with prejudice of Case No. 3:09-CV-06039-WHA (the “Federal Action”) as against Hoult and MoxieSearch.com shall the Escrow Agent as immediately as reasonably possible (and by no later than two (2) business days after its receipt of both file-stamped court orders) transfer the Hoult Shares to Banks.com, Inc. pursuant to written instructions that shall be provided by O’Donnell, acting as the President and Chief Executive Officer of Banks.com. If either or both of the file-stamped court orders has/have not been issued by the respective courts within thirty (30) calendar days of the date that Hoult places the Hoult Shares in escrow with the Escrow Agent, Hoult may cancel this escrow account and re-claim the Hoult Shares by providing notice of cancellation in any written form to the Escrow Agent, which shall, upon receiving notice of cancellation by Hoult, immediately cancel the escrow account and transfer the Hoult Shares back to Hoult.

Section 4. Termination. This Escrow Agreement shall terminate upon the distribution of all Escrow Property from the account established hereunder. The provisions of Sections 6, 8, and 9 below shall survive the termination of this Escrow Agreement, and the earlier resignation or removal of the Escrow Agent if resignation or removal of the Escrow Agent occurs.

Section 5. Compensation of Escrow Agent. The Escrow Agent shall charge $2,500.00 as the fees and expenses for all services rendered by it under this Agreement, which charge shall be paid by Hoult.

Section 6. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to Hoult and Banks.com. Either Hoult or Banks.com may remove the Escrow Agent at any time by giving thirty (30) calendar days’ prior written notice to the Escrow Agent and to each other. Upon such notice, a successor escrow agent shall be appointed by Hoult and Banks.com, who shall provide joint written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If Hoult and Banks.com are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to Hoult at the address provided herein, or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by Hoult and Banks.com jointly and severally. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor escrow agent. Upon its resignation and delivery of the Escrow Property as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

Section 7. Indemnification of Escrow Agent. Hoult shall indemnify, defend, and hold harmless the Escrow Agent and its officers, directors, employees, representatives, and agents, from and against, and reimburse the Escrow Agent for, any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp, or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted, or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs, except to the extent caused by the Escrow Agent’s negligence or willful misconduct. The provisions of this Section 7 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

Section 8. The Escrow Agent.

(a) The duties, responsibilities, and obligations of Escrow Agent shall be limited to those expressly set forth herein, and no duties, responsibilities, or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which Hoult or Banks.com is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from Hoult or Banks.com or any person acting on behalf of either Hoult or Banks.com. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ, or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ, or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ, or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(c) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate, or document from both Hoult and Banks.com together, (ii) for any indirect, consequential, punitive, or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents, or subcustodians. The Escrow Agent may consult with legal counsel of its own choosing as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(d) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation, or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(e) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(f) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value, or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security, or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(g) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property.

(h) At any time the Escrow Agent may request an instruction in writing in English from Hoult and Banks.com and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) business days after Hoult and Banks.com receive the Escrow Agent’s request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.

(i) When the Escrow Agent acts on any information, instructions, communications, sent by telex, facsimile, email, or other form of electronic or data transmission, the Escrow Agent, absent negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of Hoult or Banks.com or is not in the form Hoult or Banks.com sent or intended to send (whether due to fraud, distortion or otherwise).

(j) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by Hoult and Banks.com, which eliminate such ambiguity or uncertainty.

(k) In the event of any dispute between or conflicting claims among the Hoult and Banks.com and/or any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands, or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Hoult or Banks.com for failure or refusal to comply with such conflicting claims, demands, or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment, or decree of a court of competent jurisdiction, which order, judgment, or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent, or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment, or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary.

(l) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(m) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Hoult and Banks.com will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

Section 9. Miscellaneous. (a) This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to the principles of conflict of laws.

(c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of California and of any Federal Court located in such State in connection with any action, suit, or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint, or other process, and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

(d) All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next business day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to Hoult, to:

Jennifer G. Redmond

Nathaniel Bruno

Sheppard Mullin Richter & Hampton LLP

Four Embarcadero Center, 17th Floor

San Francisco, California 94111-4106

Telephone:       415-434-9100

Facsimile:        415-434-3947

E-Mail:             jredmond@sheppardmullin.com

                          nbruno@sheppardmullin.com

If to Banks.com, to:

Eileen R. Ridley

Patrick T. Wong

Foley & Lardner LLP

555 California Street, 17th Floor

San Francisco, California 94104-1520

Telephone:       (415) 984-9891

Facsimile:        (415) 434-4507

E-Mail:             eridley@foley.com

                           pwong@foley.com

If to the Escrow Agent, to:

Deutsche Bank National Trust Company

101 California Street, 47th Floor

San Francisco, CA 94111

Telephone:      (415) 617-2801

Facsimile:       (415) 617-4280

Attention:        Raafat A. Sarkis

E-Mail:            raafat.sarkis@db.com

(e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 9(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

(g) This Agreement may not be amended, supplemented, or otherwise modified without the prior written consent of the parties hereto.

(h) The Escrow Agent makes no representation as to the validity, value, genuineness, or the collectability of any security or other document or instrument held by or delivered to it.

(i) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(j) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(k) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(l) Hoult and Banks.com hereby represent and warrant (i) that this Escrow Agreement has been duly authorized, executed, and delivered on his/their behalf and constitutes his/their legal, valid, and binding obligation and (ii) that the execution, delivery and performance of this Escrow Agreement by Hoult and Banks.com does not and will not violate any applicable law or regulation.

(m) The invalidity, illegality, or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality, or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(n) For purposes of this Agreement, a “business day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of San Francisco.

(o) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of Hoult or Banks.com designated in Section 9(d) above (each such representative is an “Authorized Person”).

(p) Except as otherwise provided in this Agreement, the parties hereto agree to keep confidential the terms of this Agreement and information relating to the resolution of the Suit and/or Derivative Action as defined in the CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE OF ALL CLAIMS to which this Agreement is Exhibit A, and to refrain from disclosing any information regarding this Agreement to any third-party (outside of immediate family) that is not a party to this Agreement or to the CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE OF ALL CLAIMS to which this Agreement is Exhibit A unless ordered to do otherwise under oath in a court of competent jurisdiction or as required for a legitimate business purpose (e.g., through disclosures to attorneys, accountants, regulatory bodies, government agencies, re-insurers, etc., including, without limitation, any disclosures required under securities laws and/or regulations). To the extent that such information would be necessary or appropriate as evidence or discovery in other litigation or arbitration, the parties hereto will take reasonable steps to protect the confidentiality of the information, including by seeking stipulations of confidentiality or protective orders.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the effective date above written.

Robert Hoult

By	/s/ Robert Hoult
Name: Robert Hoult

Date 8-20-2010

BANKS.COM, INC.

By	/s/ Daniel O’Donnell
Name: Daniel O’Donnell
Title: President and Chief Executive Office

Date 8/20/10
DEUTSCHE BANK NATIONAL TRUST COMPANY as Escrow Agent

By	/s/ Raafat Sarkis
Name: Raafat Sarkis
Title: Vice President

Date 08/23/10
DEUTSCHE BANK NATIONAL TRUST COMPANY as Escrow Agent

By	/s/ Sonia N. Flores
Name Sonia N. Flores
Title Vice President

Date 8/23/2010